Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’ of

Greenwave Technology Solutions, Inc. (FKA Massroots, Inc.)

We hereby consent to the incorporation in the Registration Statement on Form S-1 Amendment-1 of our report dated April 15, 2021, related to the audit of the consolidated financial statements of Greenwave Technology Solutions, Inc. (FKA Massroots, Inc.) as of December 31, 2020 and 2019 and for the years then ended and contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We consent to the incorporation in the Registration Statement on Form S-1 Amendment 1 of our report dated November 16, 2021 relating to the financial statements of Empire Services, Inc. for the fiscal years ended December 31, 2020 and 2019 and contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” which appears in this Registration Statement on Form S-1 Amendment 1.

/s/ RBSM LLP

Henderson, Nevada

January 12, 2022